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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                           PLENUM COMMUNICATIONS, INC.
                             A MINNESOTA CORPORATION


1.0        OFFICES

           1.1 The principal executive offices of Plenum Communications, Inc. (the "Company") shall be located at 3003 80th Avenue S.E., Mercer Island, WA 98040. The resident office of the Company in the State of Minnesota shall be in c/o CT Corporation System Inc. located at 405 Second Ave. S., Minneapolis, Minnesota 55401. The Company may establish other offices either within or without the State of Minnesota, at such place or places as the Board of Directors may from time to time appoint or the business of the Company may require.


2.0        BOARD OF DIRECTORS

           2.1 General Powers and Duties. Subject to the provisions of the Minnesota Business Corporations Act and any limitations in the Articles of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may elect any member of the Board as Chairman. He shall, if present, preside at all meetings of the Board of Directors. He shall have other powers and duties as the Board prescribes, but shall not be considered an officer of the Company by virtue of his duties as Chairman.

           2.2 Number, Tenure and Qualifications. The Board of Directors shall consist of not less than three (3) directors nor more than nine (9) directors, the exact number of directors to be determined from time to time solely by resolution adopted by the Board of Directors. The size of the Board of Directors may at any time be increased or decreased by the Directors or by the shareholders at any regular or special meeting provided that no decrease shall have the effect of shortening the term of any incumbent Director except as otherwise provided in these Bylaws. Directors shall be elected at the annual meeting of shareholders, and except as provided below in this section, the term of office of each Director shall be until the next annual meeting of shareholders and the election and qualification of his successor. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of directors for a term of office continuing only until the next election of Directors, or by shareholders for the term of office associated with the class to which Directors are elected. Directors need not be shareholders of the Company or residents of the State of Minnesota.

           If there are three or more directors, the Board of Directors may be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which the Director was elected; provided that each initial Director in Class I shall hold office until the first annual meeting of shareholders; each initial Director in Class II shall hold office until the second annual meeting of shareholders, and each initial director in Class III shall hold office until the third annual


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meeting of shareholders. Not withstanding the foregoing provisions, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

           2.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than the notice given by these Bylaws immediately after and at the same place as the annual meeting of shareholders. Additional regular meetings shall be held at the principal office of the Company in the absence of any designation in the resolution.

           2.4 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called by or at the request of the President, Chairman of the Board, or any two directors, and shall be held at the principal place of business of the Company or at any other place as the Directors may determine.

           2.5 Action of Directors by Communications Equipment. Any regular or special meeting of the Directors may be called and held over telephone or other electronic means, and communication from a Director by telephone or other electronic means constitutes attendance at the meeting so held.

           2.6 Notice. Notice of any special meeting shall be given at least forty-eight (48) hours before the time fixed for the meeting, by written or oral notice delivered personally or mailed to each Director at his business address, by facsimile, by telegram, or by teletype, wire or wireless equipment which transmits a facsimile of the notice. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, not less than five (5) days prior to the commencement of the above stated notice period. If notice is given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

           2.7 Quorum. Except as otherwise required by law, a majority of the number of Directors fixed by these Bylaws, or as amended, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The Directors present at the duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the remaining Directors.

           2.8 Board Decisions. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. However, an actual majority shall be required for:

           (a) Recommending to the shareholders an amendment to the Articles of Incorporation;

           (b) Adopting a plan of merger or consolidation;


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           (c) Recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all the property and assets of the Company other than in the usual and regular course of its business;

           (d) Recommending to the shareholders a voluntary dissolution of the Company or a revocation of the Company;

           (e) Amending the Bylaws of the Company.

           (f) Filling vacancies on the Board of Directors;

           (g) Authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

           (h) Authorizing or approving the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors.

           2.9 Vacancies. Any vacancy occurring in the Board of Directors including one created by an increase in the number of Directors shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by a sole remaining Director. A Director elected to fill a vacancy not created by an increase in the number of Directors shall be elected for the unexpired term of his predecessor in office. A Director elected to fill a vacancy created by an increase in the number of directors shall be elected for a term of office continuing until the next election of Directors.

           2.10 Board Action By Written Consent Without A Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing is filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the Board of Directors or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

           2.11 Compensation. Unless otherwise restricted by the Articles of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of the Directors or reimburse the Directors for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

           2.12 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or shall forward his dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action.


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           2.13 Approval of Loans to Officers. The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this section contained shall be deemed to deny limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

           2.14 Executive Committee. By resolution passed by a majority of the entire Board of Directors, the Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more Directors to constitute an executive committee to the extent provided in the resolution and shall have and may exercise all the authority of the Board of Directors in the management of the Company, but no such committee shall have the power or authority to :

           (a) Recommend to the shareholders the amendment to the Articles of Incorporation;

           (b) Adopt a plan of merger or consolidation;

           (c) Recommend to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all the property and assets of the Company otherwise than in the usual and regular course of its business;

           (d) Recommend to the shareholders a voluntary dissolution of the Company or a revocation of the Company;

           (e) Amend the Bylaws of the Company.

           (f) Fill vacancies on the Board of Directors;

           (g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

           (h) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors;

           (i) Take any action expressly required by the Minnesota Business Corporations Act to be submitted to shareholders of the Company for approval.

           2.15 Standards of Conduct for Directors. A Director shall discharge the duties of a Director, including the duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the Director reasonably believes to be in the best interests of the Company.

           In discharging the duties of a Director, a Director is entitled to rely in good faith upon information, opinions, reports or statements including financial statements and other financial data, if


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prepared or presented by (1) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

           A Director is not liable for any action taken as a Director, or any failure to take any action, if the Director performed the duties of the Director's office in compliance with these Bylaws.


           3.0 SHAREHOLDERS

           3.1 Annual Meeting. The annual meeting of the shareholders of the Company shall be held on such date, time, and place, either within or without the State of Minnesota, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

           3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by
(a) the chief executive officer; (b) the chief financial officer; (c) two or more directors; or (d) at the request of the holders of not less than ten percent or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25 percent or more of the voting power of all shares entitled to vote.

           3.3 Place of Meeting. The Board of Directors may designate any place within or outside of the State of Minnesota as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A special meeting called by or at the demand of a shareholder or shareholders pursuant to paragraph 3.2 shall be held in the county where the principal executive office of the Company is located.

           3.4 Notice of Meeting. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days, except as otherwise required by statute, before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Company. Any shareholder may waive notice of any meeting by written notice signed by him or his duly authorized attorney-in-fact, either before or after the meeting.

           3.5 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the date of notice, or if notice is waived, at the close of business on the day preceding the date of the meeting. Written notice of any meeting of


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shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant Secretary of the Company shall, in the absence of fraud, be prima facie evidence of the facts stated therein. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           For the purpose of determining the shareholders entitled to consent to any corporate action of the Company in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action of the Company in writing without a meeting, when no prior action by the Board of Directors is required under Minnesota law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required under Minnesota law, the record date for determining which shareholders are entitled to consent to corporate action of the Company in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

           For the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which date shall be not more that sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

           3.6 Quorum. Forty percent (40%) of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than forty percent (40%) of the outstanding shares is represented at a meeting, then either (a) the Chairman of the meeting or (b) a majority of the shares so represented may adjourn the meeting from time to time without further notice. At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

           3.7 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Company before or at the time of the meeting. Any solicitation of proxies by the Directors or management of the Company shall be made by mailing the proxies by certified mail or providing them to the shareholder in an alternative acceptable manner at least not less than ten (10) days nor more than sixty (60) days before the date of the meeting for which the proxies are solicited. Each shareholder as of the record date shall receive a proxy. Proxies shall describe the location and purpose of the meeting and the matter or business for which the proxy is solicited. No proxy shall be valid after the


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expiration of eleven (11) months from the date of its creation, unless otherwise permitted by the Minnesota Business Corporations Act.

           3.8 Voting of Shares. Subject to the provisions of any applicable law, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. No shareholder shall be entitled to cumulate his votes for election of directors.

           3.9 Consent to Action. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed in original, facsimile or counterpart form by shareholders holding all of the voting power.

           3.10 Action of Shareholders by Communications Equipment. Shareholders may participate in a meeting of shareholders by means of telephonic device by means of which all persons participating in the meeting can hear each other at the same time, and participation by these means shall constitute presence in person at a meeting.

           3.11 Shareholder's Right of Inspection. Any shareholder, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, has the right during usual hours for business to inspect for any proper purpose the Company's stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom.


4.0        OFFICERS

           4.1 Number. The officers of the Company shall be a Chief Executive Officer, President, none, one or more Vice Presidents (the number of Vice Presidents to be determined by the Board of Directors), a Secretary, a Chief Financial Officer, a Controller and a Treasurer each of whom shall be elected by the Board of Directors. Other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

           Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

           4.2 Election and Term of Office. The officers of the Company to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at the meeting, the election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor has been duly elected and qualifies or until his death or until he resigns or is removed in the manner provided by these Bylaws.

           4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company would be served by that removal, but the removal shall be without prejudice to the contractual rights, if any, of the person so removed.


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           4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment of such office.

           4.5 Standards of Conduct for Officers. An officer with discretionary authority shall discharge the duties of an officer under that authority in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the officer reasonably believes to be in the best interests of the Company.

           In discharging the duties of an officer, an officer is entitled to rely in good faith upon information, opinions, reports or statements including financial statements and other financial data, if prepared or presented by (1) an officer or employee of the Company whom the officer reasonably believes to be reliable and competent in the matters presented or legal counsel, public accountants or other persons as to matters the officer reasonably believes are within the professional or expert competence of such legal counsel, public accountants or other persons who have been selected with reasonable care by or on behalf of the Company.

           An officer is not acting in good faith if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by these bylaws unwarranted.

           An officer is not liable for any action taken as an officer, or any failure to take any action, if the officer performed the duties of the office in compliance with these bylaws.

           If any certificate or report made or public notice given by an officer of the Company shall be false or fraudulent in any material representation, any officer knowingly and intentionally signing the same shall be jointly and severally and personally liable to any person who has become a creditor or stockholder of the Company upon the faith of any such material representation therein to the amount of the debt contracted upon the faith thereof if not paid when due, or the damage sustained by any purchaser of or subscriber to its stock upon the faith thereof.

           The liability imposed by this section shall exist in all cases where the contents of any such certificate, report or notice of any material representation therein shall have been communicated either directly or indirectly to the person so becoming a creditor or stockholder and he became such creditor or stockholder upon the faith thereof.

           4.6 Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall have ultimate responsibility and authority for management including but not limited to, the power to appoint committees, officers, agents or employees from time to time as he may, in his discretion, decide is appropriate to assist in the conduct of the affairs of the Company. He shall enforce these Bylaws and generally shall supervise and control the business, affairs and property of the Company. He shall have general and active supervision over the Company's officers and may sign, execute and deliver in the name of the Company corporate documents, instruments, powers of attorney, contracts, bonds and other obligations.

           4.7 Powers and Duties of the President. The President shall have the authority and perform such duties as the Board of Directors authorizes or directs. If no Chief Executive Officer has been appointed, or in the event of the death of the Chief Executive Officer or his or her inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution


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of the Board, with all the powers of, and subject to all of the restrictions upon, the Chief Executive Officer.

           4.8. Duties of the Vice President(s). The Vice President(s) shall have the authority and perform duties as the Board of Directors or Chief Executive Officer may authorize or direct.

           4.9 Duties of the Secretary. The Secretary shall subscribe the minutes of all meetings of the shareholders and the Board of Directors. He shall mail notices to the shareholders and the Directors of the Company of the holding of any meeting as prescribed by these Bylaws. If the Company has a seal, the secretary shall be the custodian of the seal and shall affix it to minutes, notices or other instruments executed by the Company as required. He shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

           4.10 Duties of the Assistant Secretary. The Assistant Secretary, in the event of the appointment of an assistant secretary by the Board of Directors, shall, in the Secretary's absence or in the case of the Secretary's inability to act or in case it shall be inconvenient for the Secretary to so act, perform the duties of the secretary as may be necessary. He shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

           4.11 Duties of the Chief Financial Officer. The Chief Financial Officer for the Company shall have charge of and be responsible for all funds and securities belonging to the Company and shall keep and deposit the funds for and on behalf of the Company in a bank or banks to be designated by the Board of Directors. In the absence of a designation he may select the bank or banks in which to deposit the funds. He shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

           4.12 Duties of the Controller. The Controller for the Company shall be charged with certain duties in relation to the fiscal affairs of the Company, principally to examine and audit the accounts, to keep records, and report the financial situation from time to time. He shall have the authority and perform other duties as the Board of Directors may authorize or direct.

           4.13 Duties of the Treasurer. The Treasurer shall have the authority and perform such duties as the Board of Directors authorize or direct.

           4.14 Subordinate Officers and General Managers. The Board of Directors may create subordinate offices and employ subordinate officers or agents as it from time to time deems expedient and may fix the compensation of the officers or agents and define their powers and duties, provided the powers and duties do not constitute a delegation of the authority as is reposed in the Directors by law, which shall be exercised and performed exclusively by them. The Board of Directors shall also have the power to appoint a General Manager, who shall hold office at the pleasure of the Board. The Board of Directors shall have the power to delegate to the General Manager the executive power and authority as it may deem necessary to facilitate the handling and management of the Company's property and interests.

           4.15 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Company.


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           5.0 CONTRACTS, CORPORATE FUNDS, LOANS, CHECKS AND DEPOSITS

           5.1 Contracts. Without limiting any powers elsewhere granted by these Bylaws to the President or other officer of the Company, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and the authority may be general or confined to specific instances.

           5.2 Corporate Funds. All funds of the Company shall be under the supervision of the Board of Directors and shall be handled and disposed of in the manner and by the officers or agents of the Company as provided in these Bylaws or as the Board of Directors may authorize by proper resolutions from time to time.

           5.3 Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. The authority may be general or confined to specific instances.

           5.4 Checks, Drafts, or Orders. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Company shall be signed by an officer or officers, agent or agents of the Company and in a manner as shall from time to time be determined by resolution of the Board of Directors.

           5.5 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in banks, trust companies, or other depositories as the Board of Directors may in its discretion select.


6.0        CERTIFICATES FOR SHARES; TRANSFERS

           6.1 Certificates for Shares. Certificates representing shares of the Company shall be in a form as shall be determined by the Board of Directors. The certificates shall be signed by the President or a Vice President, if any. If the Company has more than one shareholder, the certificate shall also be signed by the Treasurer, the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented by the certificates are issued, with the number of shares and date of issue, shall be entered on the stock transfer books to the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued on the terms and indemnity to the Company as the Board of Directors may prescribe.

           6.2 Registrar. The registrar is the person designated by the Company to keep official shareholder records, including names and addresses of shareholders and number of shares owned. The registrar may hold one or more offices or no offices of the Company.

           6.3 Transfer of Shares. Transfer of shares of the Company shall be made in the manner specified in the Uniform Commercial Code. The Company shall maintain stock transfer books, and any transfer shall be registered only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The Company shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing the


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shares stands according to the books of the Company for all proper Company purposes, including the voting of the shares represented by the certificate at a regular or special meeting of shareholders, and the issuance and payment of dividends on the shares.

           6.4 Shares of Another Corporation. Shares owned by the Company in another corporation, domestic or foreign, may be voted by an officer, agent or proxy as the Board of Directors may determine or, in the absence of a determination, by the President of the Company.

           6.5 Subscriptions. Subscriptions to the shares shall be paid at times and in installments as the Board of Directors may determine. The Board of Directors may adopt resolutions prescribing penalties for default on subscription agreements.


7.0        FISCAL  YEAR

           7.1 The fiscal year of the Company is the calendar year unless otherwise changed by the Board of Directors. The Board of Directors may change the fiscal year of the Company from time to time.


8.0        DIVIDENDS

           8.1 Subject to the restrictions of the Minnesota Business Corporations Act, the Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and its Articles of Incorporation.


9.0        SEAL

           9.1 The Board of Directors may adopt a corporate seal, which shall be circular in form and shall have inscribed on it the name of the Company, the year incorporated, the state of incorporation and the words "corporate seal." The seal shall be stamped or affixed to documents as may be prescribed by law or by the Board of Directors.


10.0       CONFLICT OF INTEREST

           10.1 No contract or other transaction between the Company and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors, officers or legal representatives or are financially interested, shall be either void or voidable because of the relationship or interest or because the Director or Directors are present at the meeting of the Board of Directors or a committee of Directors which authorizes, approves or ratifies a contract or transaction, if:

           (a) The material facts of a relationship or interest are fully disclosed or known to the shareholders and the contract or transaction is approved in good faith by (i) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested director or directors;

           (b) The material facts of a relationship or interest are fully disclosed or known to the Board of Directors or committee which in good faith authorizes, approves or ratifies the


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           contract or transaction by a vote or consent sufficient for the purpose, however the interested director or directors shall not be counted in determining the presence of a quorum and shall not vote; or

            (c) The contract or transaction is, and the person asserting the validity of the contract or transaction sustains the burden of establishing that the contract or transaction is, fair and reasonable as to the Company at the time it is authorized, approved, and ratified by the Board of Directors, committee designated by the Board of Directors, or the shareholders.


11.0       NOTICE AND CONSENT

           11.1 Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the Company under the provisions of these Bylaws, the Articles of Incorporation, or by law, a waiver in writing, signed in original, facsimile or counterpart by the person or persons entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of a notice. Any shareholder or Director may waive notice of any meeting by a notice signed by him or his duly authorized attorney, either before or after the meeting. Attendance of a shareholder or Director of the Company at a meeting shall constitute waiver of notice of a meeting except where a shareholder or Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or adjourned.

           11.2 Consent to Action. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken is signed in original, facsimile or counterpart by shareholders holding all of the voting power. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if written consent is signed by all members of the Board or Directors entitled to vote on the action. The consent shall have the same force and effect as a unanimous vote of the shareholders or Directors. Notice requirements of these Bylaws which apply to meetings of shareholders and Directors are deemed waived by all Directors and shareholders if a Consent to Action is signed in lieu of holding an actual meeting.


12.0       RESTRICTIONS ON TRANSFER

           12.1 Transfer of shares. No securities of this Company or certificates representing the securities shall be transferred in violation of any law or of any restriction on transfer set forth in the Articles of Incorporation or amendments to the Articles, or the Bylaws; or contained in any buy/sell agreements, right of first refusal, or other agreement restricting a transfer which has been executed by the Company, or filed with the Secretary of the Company and signed by the parties to the agreement. The Company shall not be bound by any restrictions not so filed and noted.

           12.2 Restrictive Legend. The Company and any party to any agreement shall have the right to have a restrictive legend imprinted upon any of the certificates and any certificates issued in replacement or exchange or with respect to them.


13.0       AMENDMENTS

           13.1 The power to alter, amend or repeal the Articles of Incorporation is vested exclusively in the shareholders and must be approved by a majority vote of all classes of shareholders having the right


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to vote. The Board of Directors may submit to the shareholders a recommendation to alter, amend or repeal the Bylaws or to adopt new Bylaws.

           13.2 To the fullest extent possible under Minnesota law, the power to alter, amend or repeal the Bylaws is vested in the Board of Directors. Changes in and additions to the Bylaws by the Board of Directors shall be reported to the shareholders at their next regular or special meeting, and shall be subject to the approval or disapproval of the shareholders at the meeting. If no action to amend or repeal bylaws is then taken by the shareholders on a change in or addition to the Bylaws, the change or addition shall be deemed to be fully approved and ratified by the shareholders. The board shall not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors.


14.0       INDEMNIFICATION  AND  LIABILITY

           14.1 Indemnification of Directors. The Company shall indemnify officers and Directors to the fullest extent possible under Minnesota law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this section, a "director" or "officer" of the Company includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

           14.2 Neither the Company, its Directors nor its officers will be in any way liable to the shareholders where legal counsel has been relied upon in a matter.

           14.3 Indemnification of Others. The Company shall have the power, to the maximum extent and in the manner permitted by the Minnesota Business Corporations Act, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this section, an "employee" or "agent" of the Company (other than a director or officer) includes any person
(a) who is or was an employee or agent of the Company, (b) who is or was serving at the request of the Company as an employee or agent of another corporation partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a Company which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

           14.4 Other Rights. The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to any person who ceased to be director, trustee, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

           14.5 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or acted in any other capacity as an agent of the Company, or is or was


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serving at the request of the Company as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in a such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this section.


                  CERTIFICATION AS TO THE BYLAWS OF THE COMPANY

           I, the undersigned, being the Secretary of the Company do hereby certify the foregoing to be the Bylaws of the Company.




----------------------------------------------
L.O. Falk, Secretary


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